EXHIBIT 10.2

















                        WOLVERINE WORLD WIDE, INC.
               OUTSIDE DIRECTORS' DEFERRED COMPENSATION PLAN






















                        Warner Norcross & Judd LLP
                           900 Old Kent Building
                           111 Lyon Street, N.W.
                     Grand Rapids, Michigan 49503-2489






                        WOLVERINE WORLD WIDE, INC.
               OUTSIDE DIRECTORS' DEFERRED COMPENSATION PLAN

                             TABLE OF CONTENTS

                                                                       PAGE


ARTICLE 1 - Establishment and Purposes of Plan . . . . . . . . . . . . . .1

     1.1  Establishment of Plan. . . . . . . . . . . . . . . . . . . . . .1
     1.2  Purposes of Plan . . . . . . . . . . . . . . . . . . . . . . . .1
     1.3  Effective Date . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.4  Number of Stock Units. . . . . . . . . . . . . . . . . . . . . .1
     1.5  Application to Former Participants . . . . . . . . . . . . . . .1


ARTICLE 2 - Definitions. . . . . . . . . . . . . . . . . . . . . . . . . .2

     2.1  Average Market Value . . . . . . . . . . . . . . . . . . . . . .2
     2.2  Beneficiary. . . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.3  Change in Control. . . . . . . . . . . . . . . . . . . . . . . .2
     2.4  Committee. . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     2.5  Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . .4
     2.6  Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     2.7  Current Directors. . . . . . . . . . . . . . . . . . . . . . . .5
     2.8  Director's Fee . . . . . . . . . . . . . . . . . . . . . . . . .5
     2.9  Dividend Equivalent. . . . . . . . . . . . . . . . . . . . . . .5
     2.10 Fee Account. . . . . . . . . . . . . . . . . . . . . . . . . . .5
     2.11 Fee Stock Unit . . . . . . . . . . . . . . . . . . . . . . . . .5
     2.12 Market Value . . . . . . . . . . . . . . . . . . . . . . . . . .5
     2.13 Outside Director . . . . . . . . . . . . . . . . . . . . . . . .5
     2.14 Participant. . . . . . . . . . . . . . . . . . . . . . . . . . .5
     2.15 Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     2.16 Plan Year. . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     2.17 Retirement Account . . . . . . . . . . . . . . . . . . . . . . .6
     2.18 Retirement Stock Unit. . . . . . . . . . . . . . . . . . . . . .6
     2.19 Spouse . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     2.20 Stock Unit . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     2.21 Surviving Spouse . . . . . . . . . . . . . . . . . . . . . . . .7
     2.22 Termination of Service . . . . . . . . . . . . . . . . . . . . .7










                       -i-
                                                                       PAGE


ARTICLE 3 - Administration . . . . . . . . . . . . . . . . . . . . . . . .7

     3.1  Power and Authority. . . . . . . . . . . . . . . . . . . . . . .7
     3.2  Delegation of Powers; Employment of Advisers . . . . . . . . . .7
     3.3  Indemnification of Committee Members . . . . . . . . . . . . . .7


ARTICLE 4 - Participation. . . . . . . . . . . . . . . . . . . . . . . . .7

     4.1  Eligibility to Participate . . . . . . . . . . . . . . . . . .  7


ARTICLE 5 - Elective Deferrals of Director's Fees. . . . . . . . . . . . .8

     5.1  Deferral of Director's Fees. . . . . . . . . . . . . . . . . . .8
     5.2  Prior Irrevocable Election . . . . . . . . . . . . . . . . . . .8
     5.3  Fee Accounts . . . . . . . . . . . . . . . . . . . . . . . . . .8
     5.4  Timing of Deferrals. . . . . . . . . . . . . . . . . . . . . . .8
     5.5  Vesting. . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     5.6  Event of Distribution. . . . . . . . . . . . . . . . . . . . . .9
     5.7  Manner of Payment. . . . . . . . . . . . . . . . . . . . . . . .9
     5.8  Amount of Payment. . . . . . . . . . . . . . . . . . . . . . .  9
     5.9  Form of Payment. . . . . . . . . . . . . . . . . . . . . . . . 10
     5.10 Time of Payment. . . . . . . . . . . . . . . . . . . . . . . . 10
     5.11 Death. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10


ARTICLE 6 - Awards of Past-Service Retirement Income . . . . . . . . . . 11

     6.1  Past-Service Awards. . . . . . . . . . . . . . . . . . . . . . 11
     6.2  Retirement Accounts. . . . . . . . . . . . . . . . . . . . . . 11
     6.3  Vesting. . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     6.4  Event of Distribution; Manner of Payment . . . . . . . . . . . 12
     6.5  Form of Payment. . . . . . . . . . . . . . . . . . . . . . . . 12
     6.6  Time of Payment. . . . . . . . . . . . . . . . . . . . . . . . 13
     6.7  Death. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13












                      -ii-
                                                                       PAGE


ARTICLE 7 - General Provisions . . . . . . . . . . . . . . . . . . . . . 14

     7.1  Adjustments. . . . . . . . . . . . . . . . . . . . . . . . . . 14
     7.2  Amendment; Termination . . . . . . . . . . . . . . . . . . . . 14
     7.3  Rights Not Assignable. . . . . . . . . . . . . . . . . . . . . 14
     7.4  Unsecured Creditor Status. . . . . . . . . . . . . . . . . . . 14
     7.5  No Trust or Fiduciary Relationship . . . . . . . . . . . . . . 15
     7.6  Construction . . . . . . . . . . . . . . . . . . . . . . . . . 15
     7.7  Disputes . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     7.8  Unfunded Plan. . . . . . . . . . . . . . . . . . . . . . . . . 15
     7.9  Self-Employment Taxes. . . . . . . . . . . . . . . . . . . . . 15
     7.10 Right of Company to Replace Directors. . . . . . . . . . . . . 15
     7.11 Governing Law; Severability. . . . . . . . . . . . . . . . . . 15
     7.12 Trust Fund . . . . . . . . . . . . . . . . . . . . . . . . . . 16


































                      -iii-
                        WOLVERINE WORLD WIDE, INC.
               OUTSIDE DIRECTORS' DEFERRED COMPENSATION PLAN

                                 ARTICLE 1

                    ESTABLISHMENT AND PURPOSES OF PLAN


     1.1 ESTABLISHMENT OF PLAN. The Company hereby establishes the Wolverine World Wide, Inc. Outside Directors' Deferred Compensation Plan, a supplemental nonqualified deferred compensation plan for the Outside Directors of the Company. The Plan shall be an unfunded plan within the meaning of Internal Revenue Code of 1986, as amended. It is intended that the Plan not cover employees and therefore not be subject to the Employee Retirement Income Security Act of 1974, as amended.


     1.2 PURPOSES OF PLAN. The purposes of the Plan are to attract and retain well qualified individuals for service as Outside Directors of the Company, to provide Outside Directors with the opportunity to increase their financial interest in the Company, and thereby increase their personal interest in the Company's continued success, through the payment of retirement income to Current Directors in amounts tied to the performance of the Company's Common Stock, and to provide Outside Directors with the opportunity to accumulate supplemental funds for retirement through the deferral of all or a portion of Director's Fees payable to Outside Directors.


     1.3 EFFECTIVE DATE. The "Effective Date" of the Plan is April 17, 1996. Each Plan provision applies until the effective date of an amendment of that provision.


     1.4  NUMBER OF STOCK UNITS.  Subject to adjustment as provided in
Section 7.1 of the Plan, a maximum of 200,000 Stock Units shall be available for awards under the Plan.


     1.5 APPLICATION TO FORMER PARTICIPANTS. Except to the extent it amends a provision of the Plan that applies to former Participants or expressly states that it is applicable to former Participants, an amendment to the Plan (including changes included in any restatement of the Plan) shall not apply to a former Participant.








                                 ARTICLE 2

                                DEFINITIONS


     2.1 AVERAGE MARKET VALUE. "Average Market Value" means the mean of the Market Values of Common Stock on the last day of each month for the 12 months preceding the applicable date.


     2.2 BENEFICIARY. "Beneficiary" means the individual, trust or other entity designated by the Participant to receive any benefits payable under the Plan after the Participant's death. A Participant may designate or change a Beneficiary by filing a signed designation with the Committee in a form approved by the Committee. The Participant's Will is not effective for this purpose. If a designation has not been properly completed and filed with the Committee or is ineffective for any other reason, the Beneficiary shall be the Participant's Surviving Spouse. If there is no effective designation and the Participant does not have a Surviving Spouse, the remaining benefits, if any, shall be paid to the Participant's estate.


     2.3  CHANGE IN CONTROL.  "Change in Control" means:

          (a) The acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 issued under the Exchange Act, of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company, (B) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (C) any acquisition by any corporation pursuant to a reorganization, merger, or consolidation involving the Company, if, immediately after such reorganization, merger, or consolidation, each of the conditions described in clauses (i), (ii), and (iii) of subsection (c) below shall be satisfied, or (D) any acquisition by the Participant or any group of persons including the Participant; and provided further that, for purposes of clause (A), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 20% or more of the Outstanding Company Common Stock or 20% or more of the Outstanding Company Voting Securities by reason of an


                                      -2-
     acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

          (b) Individuals who, as of the date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, that any individual who becomes a director of the Company subsequent to the date of the Plan whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least three-quarters of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A issued under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board, shall be deemed to have been a member of the Incumbent Board;

          (c) Approval by the stockholders of the Company of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 50% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and more than 50% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company), or any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns,


                                      -3-
     directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation or 20% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

          (d) Approval by the stockholders of the Company of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 50% of the then outstanding shares of common stock thereof and more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company), or any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock thereof or 20% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors, and
     (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.


     2.4 COMMITTEE. "Committee" means the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall designate to administer the Plan. The Committee shall consist of at least two members of the Board, and all of its members shall be "disinterested persons" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended.



                                      -4-
     2.5 COMMON STOCK. "Common Stock" means the common stock, $1.00 par value per share, of Wolverine World Wide, Inc.


     2.6  COMPANY.  "Company" means Wolverine World Wide, Inc.


     2.7 CURRENT DIRECTORS. "Current Directors" means the Outside Directors of the Company at the close of business on April 17, 1996 who participated in the Company's former Director Retirement Plan.


     2.8 DIRECTOR'S FEE. "Director's Fee" means the amount of income payable to a Participant for service as an Outside Director, including payments for attendance at meetings of the Board of Directors or meetings of committees of the Board of Directors, and any retainer fee paid to chairpersons of committees of the Board of Directors.


     2.9 DIVIDEND EQUIVALENT. "Dividend Equivalent" means a number of Stock Units equal to the number of shares of Common Stock (including fractions of a share) that have a Market Value equal to the amount of any cash dividends that would have been payable to a stockholder owning the number of shares of Common Stock represented by Stock Units credited to a Fee Account or Retirement Account on each dividend payment date.


     2.10 FEE ACCOUNT. "Fee Account" means the bookkeeping device used by the Company to measure and determine the amounts of deferred Director's Fee income to be paid to a Participant under the Plan.


     2.11 FEE STOCK UNIT. "Fee Stock Unit" means a Stock Unit credited to a Participant's Fee Account representing deferred Director's Fee income payable to a Participant under the Plan.


     2.12 MARKET VALUE. "Market Value" means the mean of the highest and lowest sale prices of shares of Common Stock on the New York Stock Exchange (or any successor exchange that is the primary stock exchange for trading of Common Stock) on the applicable date, or if the New York Stock Exchange (or any such successor) is closed on that date, the last preceding date on which the New York Stock Exchange (or any such successor) was open for trading and on which shares of Common Stock were traded.


     2.13 OUTSIDE DIRECTOR. "Outside Director" means any individual who serves as a member of the Board of Directors of the Company and who is not an employee of the Company or any of its subsidiaries.


                                      -5-
     2.14 PARTICIPANT. "Participant" means any individual who is participating in the Plan.


     2.15 PLAN. "Plan" means the Wolverine World Wide, Inc. Outside Directors' Deferred Compensation Plan, as such plan may be amended, administered or interpreted from time to time.


     2.16 PLAN YEAR. "Plan Year" means the 12-month period beginning each January 1, except that the Plan Year for the year in which the Plan becomes effective shall commence on the effective date of the Plan and end on December 31 of such year.


     2.17 RETIREMENT ACCOUNT. "Retirement Account" means the bookkeeping device used by the Company to measure and determine the amounts of retirement income to be paid to a Current Director under the Plan.


     2.18 RETIREMENT STOCK UNIT. "Retirement Stock Unit" means a Stock Unit credited to a Current Director's Retirement Account representing retirement income payable to a Current Director under the Plan.


     2.19 SPOUSE. "Spouse" means the husband or wife to whom the Participant is married on the date the benefit is scheduled to be paid, or payment is scheduled to begin. The legal existence of the spousal relationship shall be governed by the law of the state or other jurisdiction of domicile of the Participant.


     2.20 STOCK UNIT. "Stock Unit" means the device used by the Company to measure and determine the amounts to be paid to a Participant under the Plan. One Stock Unit represents an amount of cash equal to the applicable value of one share of the Company's Common Stock on the applicable date.


     2.21 SURVIVING SPOUSE. "Surviving Spouse" means the Spouse of the Participant at the time of the Participant's death who survives the Participant. If the Participant and Spouse die under circumstances which prevent ascertainment of the order of their deaths, it shall be presumed for the Plan that the Participant survived the Spouse.


     2.22 TERMINATION OF SERVICE. "Termination of Service" means the termination by a Participant of service as a director of the Company for any reason.



                                      -6-
                                 ARTICLE 3

                              ADMINISTRATION


     3.1 POWER AND AUTHORITY. The Committee shall administer the Plan, shall have full power and authority to interpret the provisions of the Plan, and shall have full power and authority to supervise the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it deems advisable. Action may be taken by a written instrument signed by a majority of the members of the Committee, and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it deems advisable. The members of the Committee shall not be paid any additional fees for their services.


     3.2 DELEGATION OF POWERS; EMPLOYMENT OF ADVISERS. The Committee may delegate to any agent such duties and powers, both ministerial and discretionary, as it deems appropriate except those that may not be delegated by law or regulation. In administering the Plan, the Committee may employ attorneys, consultants, accountants or other persons, and the Company and the Committee shall be entitled to rely upon the advice, opinions or valuation of any such persons. All usual and reasonable expenses of the Committee shall be paid by the Company.


     3.3 INDEMNIFICATION OF COMMITTEE MEMBERS. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.


                                 ARTICLE 4

                               PARTICIPATION


     4.1 ELIGIBILITY TO PARTICIPATE. An Outside Director shall be eligible to become a Participant in the Plan on the first day of the individual's term as an Outside Director.





                                      -7-
                                 ARTICLE 5

                   ELECTIVE DEFERRALS OF DIRECTOR'S FEES


     5.1 DEFERRAL OF DIRECTOR'S FEES. A Participant may elect to defer payment of 25%, 50%, 75% or 100% of Director's Fees for a Plan Year. For each amount deferred, the Participant's Fee Account shall be credited with a number of Fee Stock Units (including fractions of a Stock Unit) determined by dividing the dollar amount deferred by the Market Value of Common Stock on the date on which the corresponding non-deferred portion of the Director's Fee is paid or would have been payable to the Participant if the Participant had not elected to defer payment of Director's Fees.


     5.2 PRIOR IRREVOCABLE ELECTION. The election to defer Director's Fees shall be made by the Participant on a form provided for that purpose prior to the beginning of a Plan Year and shall become irrevocable for each Plan Year thereafter as of the beginning of each Plan Year. The deferral election shall continue in effect for each Plan Year until revoked or modified for a subsequent Plan Year by the Participant. The deferral shall be applicable to Director's Fees earned in each Plan Year. A new Participant may make an initial irrevocable election to defer Director's Fees during the first 90 days of eligibility to participate and such election shall apply only to Director's Fees earned following the date of the election. If a new Participant does not make an election during this 90-day period, the Participant may not make an election effective earlier than the beginning of the next Plan Year. The Participant shall have no claim or right to payment of the amounts deferred and shall be limited solely to the rights and benefits conferred under the terms of the Plan.
In no event shall an election to defer Director's Fees become effective sooner than the date of the written, irrevocable election.


     5.3 FEE ACCOUNTS. For bookkeeping purposes only, the Company shall maintain a separate Fee Account for each Participant. A Fee Account shall be maintained for and credited with Fee Stock Units representing the value of the Participant's deferrals plus Dividend Equivalents on such Fee Stock Units. The Company shall provide each Participant with a written accounting reflecting the number of Fee Stock Units in the Participant's account at least annually. If the Participant does not object to the account within 60 days after receipt, the account shall be deemed final and binding on all parties.


     5.4 TIMING OF DEFERRALS. Deferrals shall be credited to the Participant's Fee Account on each January 1, April 1, July 1, October 1 or such other dates on which the Director's Fees would have been payable to the Participant if the Participant had not made a deferral election.


                                      -8-
     5.5 VESTING. The right to be paid an amount in cash equal to the product of the Average Market Value of Common Stock and the number of Fee Stock Units credited to the Participant's Fee Account, including Dividend Equivalents credited to the Fee Account, shall not be subject to forfeiture for any reason.


     5.6 EVENT OF DISTRIBUTION. Upon Termination of Service or a Change in Control, cash equal to the product of the Average Market Value of Common Stock and the number of Fee Stock Units credited to the Participant shall be distributed at the times and in the manner specified in the Plan.


     5.7 MANNER OF PAYMENT. At the time of the initial irrevocable election to defer Director's Fees under the Plan, each Participant shall irrevocably elect a manner of payment. The following manners of payment may be elected by a Participant:

          (a) LUMP SUM. A single lump-sum payment of the entire amount payable with respect to Fee Stock Units under the Plan;

          (b) INSTALLMENTS. Payment of the entire amount payable with respect to Fee Stock Units under the Plan in not more than 10 annual installments; or

          (c) DEFERRED PAYMENT. Payment of the lump sum or installment payments that are payable following Termination of Service commencing when the Participant retires from his or her principal employment, in January of the year following Termination of Service or retirement from his or her principal employment, or when the Participant attains age 65 or 70.

          If the total amount to be distributed does not exceed $5,000, the Participant shall be paid a lump-sum payment under (a) above. If the Participant fails to make an election of a manner of payment in the initial election, the Participant shall be paid a lump-sum payment.
Notwithstanding any election by a Participant of a manner of payment pursuant to (a), (b) or (c) of this Section, all Participants shall be paid a lump-sum payment upon an event of distribution resulting from a Change in Control.


     5.8 AMOUNT OF PAYMENT. The Participant shall be paid an amount in cash equal to the product of the Average Market Value of Common Stock and the number of Fee Stock Units in the Participant's Fee Account plus Dividend Equivalents credited to the Participant's Fee Account. The amount to be distributed shall be determined as follows:

          (a) LUMP SUM. For a lump-sum distribution, the Average Market Value shall be determined as of the date of Termination of

                                      -9-
     Service or Change in Control or, if such payment is deferred pursuant to Section 5.7(c) of the Plan, as of the date of payment.

          (b) INSTALLMENTS. If payment is in installments, the initial amount to be distributed shall be the product of the number of Fee Stock Units credited to the Participant's Fee Account and the Average Market Value of Common Stock as of the date of Termination of Service (or, if such payments are deferred pursuant to Section 5.7(c) of the Plan, as of the date of the initial installment payment) divided by the number of installment payments elected. The number of Fee Stock Units credited to the Participant's Fee Account shall be reduced by the number of Fee Stock Units having an Average Market Value equal to the amount of the payment. Future installments shall be determined by dividing the Average Market Value of the remaining Fee Stock Units credited to the Participant's Fee Account, plus any additional Dividend Equivalents credited to the Participant's Fee Account during the payout period, as of the date of payment by the remaining number of annual installment payments. Each such payment will reduce the number of Fee Stock Units credited to the Participant's Fee Account by the number of Stock Units having an Average Market Value equal to the amount of the payment.


     5.9 FORM OF PAYMENT. Payments shall be paid to the Participant or Beneficiary wholly in cash directly by the Company. The Company shall not be relieved of its obligation and liability to pay the benefits of the Plan, except to the extent payments are actually made from any trust established by the Company for such purpose.


     5.10 TIME OF PAYMENT. A lump-sum payment or an initial installment payment shall be made within 30 days following the date of Termination of Service, unless such payments are deferred pursuant to Section 5.7(c) of the Plan. Later installment payments shall be made on or before January 31 of each year thereafter until the total amount to be distributed under the Plan is distributed. A lump-sum payment shall be made immediately upon the occurrence of a Change in Control.


     5.11 DEATH.

          (a) PAYMENT TO BENEFICIARY. If the Participant dies prior to payment of all amounts due under the Plan, payment of all remaining amounts shall be made to the Participant's Beneficiary. Payments to a Beneficiary following a Participant's death shall be in the form elected by the Participant and shall be made or shall begin on the date specified in Section 5.10. At the time


                                      -10-
     of the initial irrevocable election to defer Director's Fees, the Participant may designate a manner of payment following the Participant's death which is different from the manner of payment during the Participant's lifetime.

          (b) PAYMENT TO ESTATE. If payment is to be made to the estate of a Participant, payment shall be made in a lump sum within 90 days after the date of the Participant's death.

          (c) GENERATION-SKIPPING TRANSFER TAX. Notwithstanding any other provision in the Plan, the Company may withhold any benefits payable to a Beneficiary as a result of the death of a Participant or any other Beneficiary until it can be determined whether a generation-skipping transfer tax, as defined in Chapter 13 of the Internal Revenue Code of 1986, as amended, or any substitute provision therefor, is payable by the Company and the amount of generation-skipping transfer tax, including interest, that is due. If such tax is payable, the benefits otherwise payable under the Plan shall be reduced by an amount equal to the generation-skipping transfer tax and interest. Any benefits withheld shall be payable as soon as there is a final determination of the applicable generation-skipping transfer tax and interest. No interest shall be payable to any Beneficiary for the period from the date of death to the time when the amount of benefits payable to a Beneficiary can be fully determined pursuant to this paragraph.


                                 ARTICLE 6

                 AWARDS OF PAST-SERVICE RETIREMENT INCOME


     6.1 PAST-SERVICE AWARDS. On April 17, 1996, each Current Director as of the close of business on April 17, 1996 will be credited with a number of Retirement Stock Units equal to the present value of his or her anticipated benefit under the former Director Retirement Plan (assuming a discount rate of 7.0%, that each Current Director would achieve 10 years of total service as a director, that such benefits would be payable to each Current Director upon attainment of age 65 or currently with respect to any Current Director who has already attained age 65, that such payments would be made over a 10-year period, and that the final annual retainer would be $16,000) divided by the Market Value of Common Stock on such date. A schedule of the present value amounts for each Current Director is attached as Schedule A.


     6.2 RETIREMENT ACCOUNTS. For bookkeeping purposes only, the Company shall maintain a separate Retirement Account for each Current Director. A Retirement Account shall be maintained for and credited with Retirement

                                      -11-
Stock Units representing the value of the Current Director's past-service awards plus Dividend Equivalents on such Retirement Stock Units. The Company shall provide each Current Director with a written accounting reflecting the number of Retirement Stock Units in the Current Director's account at least annually. If the Current Director does not object to the account within 60 days after receipt, the account shall be deemed final and binding on all parties.


     6.3 VESTING. All accumulated Retirement Stock Units credited pursuant to Section 6.1 of the Plan shall vest at the rate of 50% after five years of total service, and 10% per year of total service thereafter; provided, that all Retirement Stock Units credited to a Participant pursuant to the Plan shall vest upon a Change in Control or at such time as the Participant attains age 65 or becomes unable to fulfill his or her duties as a director due to death or disability. As used in this Article, a "year of total service" means that period of time measured from Annual Meeting of Stockholders to the next following Annual Meeting of Stockholders. Each Current Director shall receive full credit for purposes of this Section 6.4 for each year of total service served by him or her before the effective date of the Plan.


     6.4  EVENT OF DISTRIBUTION; MANNER OF PAYMENT.

          (a) TERMINATION OF SERVICE. Upon Termination of Service, cash equal to the product of the Average Market Value of Common Stock and the number of vested Retirement Stock Units credited to the Current Director shall be distributed in 10 annual installments. The initial amount to be distributed shall be the product of the number of vested Retirement Stock Units credited to the Current Director's Retirement Account and the Average Market Value of Common Stock as of the date of Termination of Service divided by 10. The number of vested Retirement Stock Units credited to the Current Director's Retirement Account shall be reduced by the number of Retirement Stock Units having an Average Market Value equal to the amount of the payment. Future installments shall be determined by dividing the Average Market Value of the remaining vested Retirement Stock Units credited to the Current Director's Retirement Account, plus any additional Dividend Equivalents credited to the Participant's Retirement Account during the payout period, as of the date of payment by the remaining number of annual installment payments. Each such payment will reduce the number of vested Retirement Stock Units credited to the Current Director's Retirement Account by the number of Stock Units having an Average Market Value equal to the amount of the payment.

          (b) CHANGE IN CONTROL. Upon a Change in Control, cash equal to the product of the Average Market Value of Common Stock and the number of vested Retirement Stock Units credited to the Current Director shall be distributed in a single lump-sum.

                                      -12-
     6.5 FORM OF PAYMENT. Payments shall be paid to the Participant or Beneficiary wholly in cash directly by the Company. The Company shall not be relieved of its obligation and liability to pay the benefits of the Plan, except to the extent payments are actually made from any trust established by the Company for such purpose.


     6.6 TIME OF PAYMENT. An initial installment payment shall be made within 30 days following the date of Termination of Service. Later installment payments shall be made on or before January 31 of each year thereafter until the total amount to be distributed under the Plan is distributed. A lump-sum payment shall be made immediately upon a Change in Control.


     6.7  DEATH.

          (a) PAYMENT TO BENEFICIARY. If the Participant dies prior to payment of all amounts due under the Plan, payment of all remaining amounts shall be made to the Participant's Beneficiary. Payments to a Beneficiary following a Participant's death shall be made on the same schedule set forth in Section 6.4 and shall begin on the date specified in Section 6.6.

          (b) PAYMENT TO ESTATE. If payment is to be made to the estate of a Participant, payment shall be made in a lump sum within 90 days after the date of the Participant's death.

          (c) GENERATION-SKIPPING TRANSFER TAX. Notwithstanding any other provision in the Plan, the Company may withhold any benefits payable to a Beneficiary as a result of the death of a Participant or any other Beneficiary until it can be determined whether a generation-skipping transfer tax, as defined in Chapter 13 of the Internal Revenue Code of 1986, as amended, or any substitute provision therefor, is payable by the Company and the amount of generation-skipping transfer tax, including interest, that is due. If such tax is payable, the benefits otherwise payable under the Plan shall be reduced by an amount equal to the generation-skipping transfer tax and interest. Any benefits withheld shall be payable as soon as there is a final determination of the applicable generation-skipping transfer tax and interest. No interest shall be payable to any Beneficiary for the period from the date of death to the time when the amount of benefits payable to a Beneficiary can be fully determined pursuant to this paragraph.






                                      -13-
                                 ARTICLE 7

                            GENERAL PROVISIONS


     7.1 ADJUSTMENTS. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or any other change in the corporate structure or shares of the Company, the number of Stock Units credited to a Participant's Fee Account and Retirement Account shall be appropriately adjusted to reflect the number and kind of shares of common stock, other securities or other consideration that holders of common stock would receive by reason of the change in corporate structure.


     7.2 AMENDMENT; TERMINATION. The Company reserves the right to amend the Plan prospectively or retroactively, in whole or in part, or to terminate the Plan, provided that no change or amendment may be made more than once every six months and that an amendment or termination may not reduce or revoke Stock Units accrued and the amounts represented by them promised to be paid to Participants as of the later of the date of adoption of the amendment or the effective date of the amendment or termination. Upon termination of the Plan, the accounts of affected Participants shall be administered and distributed in accordance with the provisions of the Plan.


     7.3 RIGHTS NOT ASSIGNABLE. Except for designation of a Beneficiary, Stock Units credited to Participants and amounts represented thereby promised under the Plan shall not be subject to assignment, conveyance, transfer, anticipation, pledge, alienation, sale, encumbrance or charge, whether voluntary or involuntary, by the Participant or any Beneficiary of the Participant, even if directed under a qualified domestic relations order or other divorce order. An interest in a Stock Unit or the amount represented thereby shall not provide collateral or security for a debt of a Participant or Beneficiary or be subject to garnishment, execution, assignment, levy or to another form of judicial or administrative process or to the claim of a creditor of a Participant or Beneficiary, through legal process or otherwise. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or to otherwise dispose of benefits payable, before actual receipt of the benefits, or a right to receive benefits, shall be void and shall not be recognized.


     7.4 UNSECURED CREDITOR STATUS. A Participant shall be an unsecured general creditor of the Company as to the payment of any benefit under the Plan. The right of any Participant or Beneficiary to be paid the amount promised in the Plan shall be no greater than the right of any other general, unsecured creditor of the Company.


                                      -14-
     7.5 NO TRUST OR FIDUCIARY RELATIONSHIP. Nothing contained in the Plan shall be deemed to create a trust or fiduciary relationship of any kind for the benefit of any Participant or Beneficiary.


     7.6 CONSTRUCTION. The singular includes the plural, and the plural includes the singular, unless the context clearly indicates the contrary. Capitalized terms (except those at the beginning of a sentence or part of a heading) have the meaning specified in the Plan. If a capitalized term is not defined in the Plan, the term shall have the general, accepted meaning of the term.


     7.7 DISPUTES. In the event that a dispute arises regarding the eligibility to participate in the Plan or any other matter relating to Plan participation, such dispute shall be made to the Committee. The determination by the Committee with respect to such disputes shall be final and binding on all parties. In the event that a dispute arises regarding the amount of any benefit payment under the Plan that is not related to Participant eligibility disputes, the Committee may appoint a qualified independent certified public accountant to determine the amount of payment and such determination shall be final and binding on all parties.


     7.8 UNFUNDED PLAN. This shall be an unfunded plan within the meaning of the Internal Revenue Code of 1986, as amended. Benefits provided in the Plan constitute only an unsecured contractual promise to pay in accordance with the terms of the Plan by the Company.


     7.9 SELF-EMPLOYMENT TAXES. To the extent that amounts paid or deferred under the Plan are deemed to be net earnings from self-employment, each Outside Director shall be responsible for any taxes payable under federal, state or local law.


     7.10 RIGHT OF COMPANY TO REPLACE DIRECTORS. Neither the action of the Company in establishing the Plan, nor any provision of the Plan, shall be construed as giving any Outside Director the right to be retained as a director, or any right to any payment whatsoever except to the extent of the benefits provided for by the Plan. The Company expressly reserves the right at any time to replace or fail to renominate any Outside Director without any liability for any claim against the Company for any payment whatsoever except to the extent provided for in the Plan. The Company has no obligation to create any other or subsequent deferred compensation plan for directors.





                                      -15-
     7.11 GOVERNING LAW; SEVERABILITY. The Plan shall be construed, regulated and administered under the laws of the State of Michigan. If any provisions of the Plan shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining provisions of the Plan, and the Plan shall be deemed to be modified to the least extent possible to make it valid and enforceable in its entirety.


     7.12 TRUST FUND. The Company shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Company may establish one or more trust, with such trustees as the Board or the Committee may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company's creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Company.

































                                      -16-
                                SCHEDULE A

                  PRESENT VALUE OF EXPECTED BENEFIT UNDER
                         DIRECTOR RETIREMENT PLAN

          NAME                          PRESENT VALUE OF BENEFIT
       Mr. Carroll                              $96,225
       Mr. Grimoldi                              45,707
       Mr. Kollat                                56,004
       Mr. Matthews                              56,004
       Mr. Mehney                                52,347
       Mr. Parini                                89,971
       Ms. Parker                                68,608
       Ms. Sanders                               34,833

NOTES

(1)  The assumed retirement age is the later of current age or age 65.

(2) The annual director's benefit is 80% of the final annual retainer, because all directors will have 10 years of total service at assumed retirement age. The benefit amount is assumed to be $12,800 (80% of $16,000).

(3) The value of the benefit at retirement age is the annual benefit multiplied by a 10-year annuity certain factor, with the first payment assumed at retirement age and annually thereafter. The factor at 7.0% interest is 7.51523.

(4) The value of the benefit at current age discounts the value at retirement age, at 7.0% interest, for the number of years between current age and assumed retirement age.